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                              ASSET PURCHASE AGREEMENT

       This ASSET PURCHASE AGREEMENT (this "Agreement") is entered into this 23rd day of March, 1999 by and between THERMOVIEW INDUSTRIES, INC., (the "Buyer"), a Delaware corporation, THERMO-SHIELD COMPANY, INC., an Illinois corporation and THERMO-SHIELD OF AMERICA (WISCONSIN), INC., a Wisconsin corporation (together, the "Sellers").

                              PRELIMINARY STATEMENTS:

       The Sellers are engaged in the business of designing, selling and installing state of the art custom vinyl new and replacement thermal paned windows; replacement cabinet doors and cabinet refacing supplies; and vinyl siding for the existing home market (the "Business");

       The Sellers desire to sell or otherwise transfer certain of their assets related to the Business to Buyer;

       The Buyer desires to assign its rights to acquire the Illinois Transferred Assets (defined below) to T-Shield Illinois, LLC, an Illinois limited liability company and an affiliate of Buyer to be known as "Thermo-Shield Company, LLC", and its rights to acquire the Wisconsin Transferred Assets (defined below) to T-Shield Wisconsin, LLC, a Wisconsin limited liability company and an affiliate of Buyer to be known as "Thermo-Shield of America (Wisconsin), LLC; and

       Concurrently with the transactions contemplated in this Agreement, Buyer and Joel S. Kron and Jonathan D. Kron have entered into a Stock Purchase Agreement (the "Stock Purchase Agreement"), pursuant to which ThermoView has agreed to purchase all of the issued and outstanding stock of Thermo-Shield of America (Arizona), Inc., an Arizona corporation and Thermo-Shield of America (Michigan), Inc., a Michigan corporation.

       In consideration of these preliminary statements and the mutual covenants, representations, warranties and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                       ARTICLE I.  PURCHASE AND SALE OF ASSETS

       SECTION 1.1   TRANSFER OF ASSETS.

              (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as hereinafter defined) the Sellers shall transfer to the Buyer, free and clear of all claims, charges, liens, contracts, rights, options, security interests, mortgages, encumbrances and restrictions whatsoever (collectively, "Claims"), all of the assets, properties

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and rights owned by the Sellers or in which the Sellers have any right or interest of every type and description, real, personal and mixed, tangible and intangible, confirmed or contingent, (other than the Excluded Assets as hereinafter defined), including, without limitation, business agreements, p roperty, Inventory (as defined in Section 2.29), the Accounts Receivable (as defined in Section 2.30), including all receivables from employees, goodwill, supplier lists, customer lists, prepaid insurance, licenses and permits, processes, service marks, know-how, show-how, trade secrets, software (including, without limitation, documentation and related source and object codes), licenses thereto, computers and computer equipment, files and other records, systems and processes, security deposits, contracts, arrangements and understandings, oral and written, formal and informal, for work to be performed and/or services to be provided, real estate and interests therein, leasehold and other improvements, machines, machinery, equipment, furniture, fixtures, supplies, all health insurance plans, all rights and claims under insurance policies and other contracts of whatever nature, all causes of action, claims and demands of every nature relating to the assumed Liabilities, Contracts and Leases (as hereinafter defined), the right to use the names "Thermo-Shield Company, Inc." or "Thermo-Shield of America (Wisconsin), Inc." or any derivative thereof, and all other assets, properties and rights of every kind and nature owned by the Sellers, including the shares of stock of Thermo-Rose Manufacturing Co., Inc., an Illinois corporation, held by Thermo-Shield Company, Inc., whether or not specifically referred to in this Agreement (collectively, the "Transferred Assets"; the separate assets of Thermo-Shield Company, Inc. shall sometimes hereinafter be referred to herein as the "Illinois Transferred Assets" and the separate assets of Thermo-Shield of America (Wisconsin), Inc. shall sometimes hereinafter be referred to as the "Wisconsin Transferred Assets"), all with the intention that the Business shall be transferred to the Buyer as a going concern.

              (b) Notwithstanding any provision of this Agreement to the contrary, there shall be excluded from the Transferred Assets and retained by the Sellers the following assets (the "Excluded Assets"): (i) all cash on hand and in banks (including all uncollected items); (ii) all other claims for services provided to customers prior to the Effective Time; (iii) the Lease and Sublease of Thermo-Shield Company, Inc. relating to the property located at 160 Lexington Drive, Suite D, Buffalo, Illinois; (iv) Lexus Truck;
(v) life insurance policy of Joel S. Kron; (vi) promissory note of Joel S. Kron in the principal amount of $127,000 payable to Thermo-Shield Company, Inc.; (vii) all intercompany promissory notes; and (viii) all contracts, arrangements and understandings which are not capable of being transferred or assigned without the approval or consent of any party thereto other than the Sellers if such approval or consent has not been obtained, subject, however, to Sections 1.3 and 5.1 herein.

              (c) Thermo-Shield Company, Inc. shall transfer the Illinois Transferred Assets to the Buyer, or its assignee, pursuant to a Bill of Sale in substantially the form of EXHIBIT A-1, an Assignment and Assumption Agreement in substantially the form of EXHIBIT B-1, Lease Assignments in substantially the form of EXHIBIT C-1 and EXHIBIT C-2 and such other documents and instruments as the Buyer or its counsel may reasonably request.

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              (d)    Thermo-Shield of America (Wisconsin), Inc. shall
transfer the Wisconsin Transferred Assets to the Buyer, or its assignee, pursuant to a Bill of Sale in substantially the form of EXHIBIT A-2, an Assignment and Assumption Agreement in substantially the form of EXHIBIT B-2, a Lease Assignment in substantially the form of EXHIBIT C-3 and such other documents and instruments as the Buyer or its counsel may reasonably request.

              (e) At any time and from time to time after the Closing Date, at the request of the Buyer and without further consideration, the Sellers shall execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation as may be reasonably requested in order to more effectively transfer, convey and assign to the Buyer and to confirm the Buyer's title to the Transferred Assets.

       SECTION 1.2 CONSIDERATION FOR THE TRANSFERRED ASSETS AND SECURITY. In consideration for the transfer of the Transferred Assets, upon the terms and subject to the conditions set forth in this Agreement, the Buyer shall assume the Assumed Liabilities pursuant to Section 1.3 hereof and shall make a payment of Six Hundred Thousand Dollars ($600,000) to Thermo-Shield Company, Inc. and One Hundred Thousand Dollars ($100,000) to Thermo-Shield of America (Wisconsin), Inc. ( together, the "Purchase Price"), which shall be delivered to the Sellers in the form of a promissory note in substantially
the form attached hereto as EXHIBIT D.   Buyer's obligations hereunder shall
be secured by Security Agreements in substantially the form attached hereto as EXHIBIT E and a Pledge of Membership Interests of T-Shield Illinois, LLC and T-Shield Wisconsin, LLC in substantially the form attached hereto as EXHIBIT F.

       SECTION 1.3 ASSUMPTION OF LIABILITIES. The only obligations and liabilities to be assumed by the Buyer in connection with its acquisition of the Illinois Transferred Assets (the "Illinois Assumed Liabilities") and the Wisconsin Transferred Assets (the "Wisconsin Assumed Liabilities") are the obligations and liabilities specifically listed on SCHEDULE 1.3 and obligations and liabilities arising from the operation of the Business after the Effective Date, including obligations under executory contracts listed on
SCHEDULE 1.3 arising from the operation of the Business after the Effective Date (provided such contracts are not in default and are assigned in writing by the Sellers with the written consent of the other party or parties thereto, if necessary, and are delivered to the Buyer on or prior to the Effective Date).

       The Buyer shall assume such obligations and liabilities pursuant to the Assignment and Assumption Agreements substantially in the form of EXHIBIT B-1 and EXHIBIT B-2 and the Lease Assignments in substantially the form of EXHIBIT C(1), EXHIBIT C(2), and EXHIBIT C(3). The Sellers shall remain liable for the payment of all other liabilities and obligations which accrue prior to or subsequent to the Effective Date. Except for the Illinois Assumed Liabilities and the Wisconsin Assumed Liabilities in the amount and to the extent provided in this Section 1.3, the Buyer shall not assume or be responsible for any other liabilities or obligations which relate in any manner to the operation of the Business prior to the Effective Date, and the Sellers shall indemnify, defend, and hold the Buyer harmless from all of such obligations and liabilities as set forth in Section 9.2 below. Operating expenses, including without limitation rent payable under real estate and equipment leases, staff commissions, unpaid vacation and holiday pay and rebates to customers for which bills are received or payment became due after the Effective Date with respect to

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periods both prior to and after the Effective Date will be allocated to each of the Sellers on the one hand and the Buyer on the other hand on a pro-rata basis according to the ratio of pre-Effective Time days to post-Effective Time days; promptly upon receipt of notice from Buyer of amounts so allocated to the Sellers, the Sellers shall remit full payment therefor to the Buyer.

       SECTION 1.4 ALLOCATION OF PURCHASE PRICE. The considerations paid and the liabilities assumed by the Buyer pursuant to Sections 1.2 and 1.3 above shall be allocated among the Transferred Assets purchased hereunder as set forth on SCHEDULE 1.4 attached hereto. The Sellers and the Buyer each hereby covenant and agree that none of them will take a position on any income tax return, before any governmental agency, or in any judicial proceeding that is in any way inconsistent with the allocation set forth on
SCHEDULE 1.4. Each party shall duly and timely file Form 8594 with its appropriate tax returns.


              ARTICLE II.  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

       As an inducement to the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, the Sellers represent and warrant to the Buyer as follows:

       SECTION 2.1 ORGANIZATION AND QUALIFICATION. Thermo-Shield Company, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois. Thermo-Shield of America (Wisconsin), Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin. The nature of the Business or the Transferred Assets does not require the Sellers to be licensed or qualified in any other jurisdiction. Each of the Sellers has made available to the Buyer complete and correct copies of its Articles of Incorporation and By-laws as currently in effect.

       SECTION 2.2 CORPORATE POWER AND AUTHORITY. Each of the Sellers has the corporate power and authority to own and hold its properties and to carry on its business as now conducted, including in the case of Thermo-Shield Company, Inc., the right to use the corporate name "Thermo-Shield Company, Inc." and in the case of Thermo-Shield of America (Wisconsin), Inc. the right to use the corporate name "Thermo-Shield of America (Wisconsin), Inc." Each of the Sellers (a) has the corporate power and authority to execute, deliver and perform this Agreement and the Exhibits and to deliver the Schedules hereto and other documents and instruments contemplated hereby (collectively this Agreement, the Exhibits and Schedules hereto, and the other documents and instruments contemplated hereby shall constitute the "Documents") and to consummate the transactions contemplated hereby and thereby and (b) has taken all necessary corporate and shareholder action to authorize and approve the execution, delivery and performance of this Agreement and the other Documents and the consummation of the transactions contemplated hereby and thereby. This Agreement and the other Documents have been duly and validly executed and delivered by the Sellers and constitute valid and binding obligations of each of the Sellers, enforceable against the Sellers in accordance with their terms.

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       SECTION 2.3   VALIDITY, ETC.  Except as set forth on SCHEDULE 2.3, the
execution and delivery of this Agreement or the other Documents, the consummation of the transactions contemplated hereby or thereby, the performance of this Agreement or the other Documents and in compliance with the terms and conditions hereof and thereof by the Sellers will not (i) violate, conflict with or result in a breach of any trust agreement, Articles of Incorporation, bylaw, judgment, decree, order, statute or regulation applicable to either of the Sellers, (ii) violate, conflict with or result in a breach, default or termination or give rise to any right of termination, cancellation or acceleration of the maturity of any payment date of any of the obligations of either of the Sellers or increase or otherwise affect the obligations of either of the Sellers under any law, rule, regulation or any judgment, decree, order, governmental permit, license or order or any of the terms, conditions or provisions of any mortgage, indenture, note, license, agreement or other instrument or obligation related to either of the Sellers or to the Sellers' ability to consummate the transactions contemplated hereby or thereby, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained in writing and provided to the Buyer, (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to either of the Sellers or (iv) result in the creation of any Claim upon the Transferred Assets.

       SECTION 2.4 SUBSIDIARIES AND INVESTMENTS. Neither of the Sellers has any subsidiaries nor do they own, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in any other corporation, partnership, association, trust, joint venture, or other entity.

       SECTION 2.5 BOOKS AND RECORDS. The minute books of each of the Sellers, which have been and will be made available to the Buyer and its representatives, contain accurate records of all meetings of the corporate actions or written consents by the shareholders and Board of Directors of each of the Sellers set forth in such minute books.

       SECTION 2.6 FINANCIAL STATEMENTS. The Sellers have previously furnished to the Buyer, and attached hereto as SCHEDULE 2.6 are (a) the compiled balance sheet of the Thermo-Shield Company, Inc. as at March 31, 1998 and 1997, the related statements of income and expense for the fiscal years then ended; (b) the compiled balance sheet of Thermo-Shield of America (Wisconsin), Inc. as at December 31, 1997 and 1996, the related statements of income and expense for the fiscal years then ended; and (c) the unaudited balance sheets of each of the Sellers (the "Balance Sheets") as at January 31, 1999 (the "Balance Sheet Date") and the related statements of income and expense for the two months then ended. All such financial statements (collectively, the "Financial Statements") have been prepared in accordance with the standards established by the American Institute of Certified Public Accountants and were prepared from the books and records of the Sellers.
Such books and records are complete and correct in all material respects, accurately reflect all transactions of the Business, and have been made available to the Buyer for examination. The Financial Statements fairly present the financial position of each of the Sellers as of the dates thereof and the results of their operations and cash flows for the periods ended on the dates thereof. Since the Balance Sheet Date (i) there has been no change in the assets, liabilities or financial condition of the assets of either of the Sellers from

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that reflected in the Balance Sheets except for changes in the ordinary course of business consistent with past practice and which have not been materially adverse, and (ii) none of the business, prospects, financial condition, operations, property or affairs of either of the Sellers has been materially adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against. Each of the Sellers has disclosed to the Buyer all material facts relating to the preparation of their respective Financial Statements.

       SECTION 2.7   ABSENCE OF UNDISCLOSED LIABILITIES.

              (a) Except as and to the extent of the amounts specifically reflected or reserved against in the Balance Sheets, or except as set forth on SCHEDULE 2.7, neither of the Sellers has any liabilities or obligations of any nature whatsoever due or to become due, accrued, absolute, contingent or otherwise, except for liabilities and obligations incurred since the date thereof in the ordinary course of business and consistent with past practice. Neither of the Sellers knows, or has any reason to know of, any basis for the assertion against the Sellers of any liability or obligation not fully reflected or reserved against in the Balance Sheets.

              (b) Neither of the Sellers is bound by any agreement, or subject to any charter or other corporate restriction or any legal requirement, which has, or in the future can reasonably be expected to have, a material adverse effect on the business or prospects of either of the Sellers.

       SECTION 2.8   EMPLOYMENT AND LABOR MATTERS.

              (a) SCHEDULE 2.8 lists all employees and officers of each of the Sellers on the date hereof, along with the amount of the current annual salaries and total compensation paid or due for services to such employee or officer for the most recent fiscal year end and the year to date, and a full and complete description of any commitments to such employees and officers with respect to compensation payable thereafter. To the best knowledge of the Sellers, except for Jonathan Kron, no key employee or group of employees has any plans to terminate employment with either of the Sellers.

              (b) Neither of the Sellers is a party to or bound by any collective bargaining agreement with any labor organization, group or association covering any of its employees, nor do the Sellers have any knowledge of any attempt to organize either of the Sellers' employees by any Person, unit or group seeking to act as their bargaining agent. There are no pending or, to the best knowledge of the Sellers, threatened charges (by employees, their representatives or governmental authorities) of unfair labor practices or of employment discrimination or of any other wrongful action with respect to any aspect of employment of any person employed or formerly employed by either of the Sellers. No union representation election relating to employees of either of the Sellers has been scheduled by any governmental agency or authority, no organizational effort is being made with respect to any of such employees, and there is no investigation of either of the Sellers' employment policies or practices by any governmental

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agency or authority pending or threatened. Neither of the Sellers is currently, nor have they been, involved in labor negotiations with any unit or group seeking to become the bargaining unit for any employees of either of the Sellers. Neither of the Sellers has experienced any material work stoppages, and to the best knowledge of Sellers, no work stoppage is planned.
 Each of the Sellers has complied with all material laws and regulations relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, hours, employment practices, terms and conditions of employment, collective bargaining, equal opportunity or similar laws and the payment of social security and similar taxes, and is not liable for any material arrears of wages or any material taxes or penalties for failure to comply with any of the foregoing.

       SECTION 2.9 REAL PROPERTY. Neither of the Sellers owns any real property.

       SECTION 2.10 POWERS OF ATTORNEY; ABSENCE OF LIMITATIONS ON COMPETITION; GUARANTEES.

       Except as set forth in SCHEDULE 2.10, (i) no power of attorney or similar authorization given by either of the Sellers presently is in effect or outstanding; (ii) no contract or agreement to which either of the Sellers is a party or is bound or to which either of the Sellers' properties or assets are subject limits the freedom of either of the Sellers to compete in any line of business or with any Person; and (iii) neither of the Sellers is a party to our bound by any guarantee of any debt or obligation of any other Person.

       SECTION 2.11  SIGNIFICANT SUPPLIERS AND CUSTOMERS.  Set forth on
SCHEDULE 2.11 is a true and correct list of each of the Sellers' ten largest suppliers for the twelve month period ending December 31, 1998 and the two month period ending February 28, 1999, together with the amount of services attributable to such suppliers expressed in dollars and as a percentage of total sales and services. None of the suppliers identified on SCHEDULE 2.11 has terminated, materially reduced or threatened to terminate or materially reduce its supplies to the Sellers during the period covered by such schedule. Also, set forth on SCHEDULE 2.11 is a true and correct list of the Sellers' five largest lead sources for the twelve (12) month period ending December 31, 1998 and two month period ending January 31, 1999, together with the amount attributable to such lead sources expressed in number of leads and as a percentage of total leads. None of the customers identified on SCHEDULE
2.11 has terminated or threatened to terminate its relationship of either of the Sellers during the period covered by such schedule.

       SECTION 2.12 GOVERNMENTAL APPROVALS. No registration or filing with, or consent or approval of or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Sellers of this Agreement.

       SECTION 2.13 ABSENCE OF ADVERSE CHANGE; CONDUCT OF BUSINESS. During the period from the Balance Sheet Date to and including the date of this Agreement, except as set forth on SCHEDULE 2.13, neither of the Sellers has
(i) borrowed or agreed to borrow any material amount

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of funds or incurred any material liability or obligation of any nature
(whether accrued, absolute, contingent or otherwise), or guaranteed or agreed to guarantee any obligations of others, (ii) canceled any indebtedness owing to it or any claims that it might have possessed, waived any material rights of substantial value or sold, leased, encumbered, transferred or otherwise disposed of, or agreed to sell, lease, encumber, or otherwise dispose of its assets or permitted any of its assets to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, (iii) made any capital expenditure or commitment therefor, (iv) increased its indebtedness for borrowed money or made any loan to any Person, except advances to employees in the ordinary course of business and consistent with past practices, which are set forth on SCHEDULE 2.30 (v) written off as uncollectible any notes or accounts receivable, except write-offs in the ordinary course of business charged to applicable reserves,
(vi) made any material change in any method of accounting or auditing practice, except as may be required by Buyer, (vii) otherwise conducted its business or entered into any transaction, except in the usual and ordinary manner, or (viii) agreed, whether or not in writing, to do any of the foregoing.

       SECTION 2.14 CERTAIN PRACTICES. Neither of the Sellers, the Sellers' directors or officers, or to the best knowledge of the Sellers, the Sellers' employees have, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false of fictitious entry on the books or records of either of the Sellers or any subsidiary; made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment; given any favor or gift which is not deductible for federal income tax purposes; or made any bribe, kickback, or other payment of a similar or comparable nature, whether lawful or not, to any person or entity, private or public, regardless of form, whether in money, business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.

       SECTION 2.15 COMPLIANCE WITH LAW; LICENSES AND PERMITS. Except as set forth on SCHEDULE 2.15, each of the Sellers has complied in all material respects with all laws, ordinances, legal requirements, rules, regulations and orders applicable to it, its operations, properties, assets, products and services. Except as set forth on SCHEDULE 2.15, there is no existing law, rule, regulation or order, and neither of the Sellers is aware of any proposed law, rule, regulation or order, whether Federal, state or local, which would prohibit or materially restrict the Buyer from, or otherwise materially adversely affect the Buyer in, conducting the Business in the manner heretofore conducted by the Sellers in any jurisdiction in which the Business is not conducted. Each of the Sellers possesses all franchises, permits, licenses, certificates, and consents required from any governmental or regulatory authority in order for the Sellers to carry on their businesses as currently conducted and to own and operate their properties and assets as now owned and operated and all of such licenses and permits are set forth on
SCHEDULE 2.15.

       SECTION 2.16  EMPLOYEE BENEFITS.

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              (a)    Set forth on SCHEDULE 2.16 is a list of all pension,
profit sharing, retirement, deferred compensation, multiemployer (as defined under ERISA), stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical insurance, life insurance, fringe benefit, welfare and other employee benefit plans, programs or arrangements pursuant to which either of the Sellers or its ERISA Affiliates provides (directly or indirectly, individually or jointly through others) benefits or compensation to or on behalf of employees or independent contractors or former employees or former independent contractors of either of the Sellers or its ERISA Affiliates, whether formal or informal, whether or not written ("Employee Plan"). On request by the Buyer, the Sellers shall furnish a copy of each Employee Plan and a copy of any related materials.
The Sellers will maintain the benefits listed on SCHEDULE 2.16 in full force and effect through the Effective Date. The Buyer shall have no obligation or liability of any kind or nature for any compensation or benefits of any kind or nature to the employees or independent contractors of the Sellers for services rendered prior to the Effective Date.

              (b) Each Employee Plan covering any present or former employee of the Sellers which is subject to continuation health coverage requirements of Section 4980B of the Code or Section 601 of ERISA or any applicable state law has complied with all such requirements for continuation coverage.

              (c) Each Employee Plan has been administered and maintained in accordance with its terms and with applicable law. No Employee Plan has unfunded liabilities that as of the Closing Date are not accurately and fully reflected on the Sellers' Balance Sheets.

              (d) Neither the Sellers nor any of their ERISA Affiliates is or had been a participant in, or is or has been obligated to maintain or to make contributions to, a multiemployer plan (within the meaning of ERISA
Section 3(37) and ERISA Section 4001(a)(3) or an Employee Plan which is subject to Title IV of ERISA. Neither the Sellers nor any ERISA Affiliate has sponsored, contributed to or been obligated under Title I or IV of ERISA to contribute to a "defined benefit plan" (as defined in ERISA Section 3(35).

              (e) Neither the Sellers nor their ERISA Affiliates have entered into any contract, agreement or arrangement (whether oral or written) under which either of the Sellers or their ERISA Affiliates have assumed any liability relating to their clients' retirement plans, nor have the Sellers and/or their ERISA Affiliates made any verbal representations that the use of any employees of the Sellers or their ERISA Affiliates would have no adverse consequence on such client retirement plans.

              (f) Neither of the Sellers nor their ERISA Affiliates is subject to and, to the best knowledge of the Sellers, no facts exist which could subject either of the Sellers or any of their ERISA Affiliates to, any liability whatsoever which is directly or indirectly related to any Employee Plan, including, but not limited to, liability for benefit payments or related claims, any liability for any tax or related penalty under the Code, or liability for any damages or penalties arising under Title I or Title IV of ERISA.

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              (g)    Termination or withdrawal from any Employee Plan
immediately after the Closing Date would not subject the Buyer to any liability, tax or penalty whatsoever.

              (h) For purposes of this Section 2.16, the term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the term "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with the Sellers is treated as a single employer under Section 414(b), (c), (m), (o) or (t) of the Code.

       SECTION 2.17 FIXED ASSETS. SCHEDULE 2.17 contains a true and complete list of all of the Transferred Assets which are fixed assets with a net book value of greater than $1,000.00, whether owned or leased. Except as shown on SCHEDULE 2.17, each of the Sellers has good and marketable title to all of its fixed assets, free and clear of all claims, liens, mortgages, charges and encumbrances except as disclosed in the Balance Sheets. All of the Sellers' fixed assets, whether owned or leased, are adequate and usable for the purposes for which they are currently used, are in good operating condition and repair and have been properly maintained.

       SECTION 2.18 INSURANCE. The Sellers are, and will be through the Effective Date, insured with insurers in respect of their respective properties, assets and businesses as set forth on the attached SCHEDULE 2.18.
SCHEDULE 2.18 lists the insurance coverage carried by each of the Sellers, which insurance will remain in full force and effect with respect to all events occurring prior to the Effective Date. Except as set forth on
SCHEDULE 2.18, neither of the Sellers (i) has failed to give any notice or present any claim under any such policy or binder in due and timely fashion,
(ii) has received notice of cancellation or non-renewal of any such policy or binder, (iii) is aware of any threatened or proposed cancellation or non-renewal of any such policy or binder, (iv) has received notice of any insurance premium which will be materially increased in the future, (v) is aware of any insurance premium which will be materially increased in the future. Thee are no outstanding claims under any such policy which have gone unpaid for more than 45 days, or as to which the insurer has disclaimed liability.

       SECTION 2.19 OUTSTANDING CONTRACTS. SCHEDULE 2.19 sets forth a description of all existing contracts, agreements, leases (other than leases of real property), commitments, licenses and franchises, which involve obligations or commitments by either of the Sellers of $10,000 or more and are not cancelable by such Seller without penalty within 30 days (collectively "Contracts"), whether written or oral, relating to the Sellers. The Sellers have delivered or made available to the Buyer true correct and complete copies of all of the Contracts specified on SCHEDULE 2.19 which are in writing. All of the Contracts are in full force and effect and enforceable in accordance with their terms, except to the extent that the enforceability thereof may be subject to or affected by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws relating to or affecting the rights of creditors generally.
Except as set forth on SCHEDULE 2.19, each of the Sellers and, to the best knowledge of the Sellers, each other party thereto has materially performed all the obligations required to be performed by it, has received no notice of default and is not in default (with due notice or lapse of time or both) under any of the Contracts. Neither of the Sellers has any present expectation or intention of not fully performing all its obligations under each of the Contracts, and neither of the

Sellers have any knowledge of any breach or anticipated breach by the other party to any of the Contracts to which either of the Sellers is a party. Except as set forth on SCHEDULE 2.19, none of the Contracts has been terminated; no notice has been given by any party thereto of any alleged default by any party thereunder; and neither of the Sellers is aware of any intention or right of any party to declare another party to any of the Contracts to be in default. Except as set forth on SCHEDULE 2.19, there exists no actual or, to the best knowledge of the Sellers, threatened termination, cancellation or limitation of the business relationship of either of the Sellers by any party to any of the Contracts.

       SECTION 2.20 OUTSTANDING LEASES. SCHEDULE 2.20 sets forth a description of each agreement by which the either of the Sellers leases each parcel of real property (the "Leased Parcels") used in connection with the Business (collectively, the "Leases"). The Sellers have delivered or made available to the Buyer true, correct and complete copies of all of the Leases specified on SCHEDULE 2.20. All rents due under the Leases have been paid. All of the Leases are in full force and effect and enforceable in accordance with their terms, except to the extent that the enforceability thereof may be subject to or affected by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws relating to or affecting the rights of creditors generally. Except as set forth on SCHEDULE 2.20, each of the Sellers and to the best knowledge of the Sellers, each other party thereto has performed all the obligations required to be performed by it, has received no notice of default and is not in default
(with due notice or lapse of time or both) under any of the Leases.   Neither
of the Sellers has any present expectation or intention of not fully performing all its obligations under each of the Leases, and neither of the Sellers has any knowledge of any breach or anticipated breach by the other party to any of the Leases. Except as set forth on SCHEDULE 2.20, none of the Leases has been terminated; no notice has been given by any party thereto of any alleged default by any party thereunder; and neither of the Sellers is aware of any intention or right of any part to declare another party to any of the Leases to be in default. There exists no actual or, to the best knowledge of the Sellers, threatened termination, cancellation or limitation of the business relationship of either of the Sellers with any party to any of the Leases.

       SECTION 2.21 INTELLECTUAL PROPERTIES. SCHEDULE 2.21 contains an accurate and complete list of all domestic and foreign letters patent, patents, patent applications, patent licenses, software licenses and know-how licenses, trade names, trademarks, copyrights, unpatented inventions, service marks, trademark registrations and applications, service mark registrations and applications and copy right registrations and applications, trade secrets or other confidential proprietary information owned or used by either of the Sellers in the operation of the Business (collectively the "Intellectual Property"). Except as set forth on SCHEDULE 2.21 and except for commercial software licensed for use on personal computers, the Sellers collectively own the entire right, title and interest in and to the Intellectual Property and trade secrets and technology which is owned by such Seller has been, to the extent indicated in SCHEDULE 2.21, duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark office or such other government entities, domestic or foreign, as are indicated in SCHEDULE
2.21 and such registrations, filings and issuances remain in full force and effect. There have not been and there are no pending or, to the best knowledge of the Sellers, threatened proceedings or litigation or other adverse claims affecting or with respect to the Intellectual

Property. There is, to the best knowledge of the Sellers, no reasonable basis upon which a claim may be asserted against either of the Sellers for infringement of any domestic or foreign letters patent, patents, patent applications, common law trademarks, service marks, service mark registrations or applications, copyrights, copyright registrations or applications, trade secrets or other confidential proprietary information. To the best knowledge of the Sellers, no Person is infringing the Intellectual Property.

       SECTION 2.22 PROPRIETARY INFORMATION OF THIRD PARTIES. Except as disclosed on SCHEDULE 2.22, no third party has claimed or, to the best knowledge of the Sellers, has reason to claim that any Person employed by or consulting with either of the Sellers ("Related Person") has (i) violated or may be violating any of the terms or conditions of such person's employment, non-competition or non-disclosure agreement with such third party, (ii) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party, or
(iii) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from either of the Sellers which suggests that such a claim might be contemplated. Except as disclosed on SCHEDULE 2.22, to the best knowledge of the Sellers, no Related Person has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer and no Related Person has violated any confidential relationship with such person may have had with any third party, in connection with the development or sale of any service of either of the Sellers, and neither of the Sellers has reason to believe there will be any such employment or violation.

       SECTION 2.23  TRANSACTIONS WITH AFFILIATES.  Except as set forth on
SCHEDULE 2.23, no director, officer or shareholder of either of the Sellers, or member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a beneficial interest greater than 5% or is an officer, director, trustee, partner or holder of any equity interest greater than 5%, is a party to any transaction with either of the Sellers, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments or involving other obligations to any such person or firm.

       SECTION 2.24 TAXES. Each of the Sellers is and has been taxed as a C Corporation for all periods preceding the Closing Date. SCHEDULE 2.24 lists all the states and localities with respect to which each of the Sellers is required to file any corporate, income and/or franchise tax returns. Except as set forth on SCHEDULE 2.24, all federal, state, local and foreign tax returns and tax reports are required to be filed by the Sellers on or before the date hereof have been timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed and all amounts shown as owing thereon have been paid. All taxes (including, without limitation, income, accumulated earnings, property, sales, use, franchise, excise, license, value added, fuel, employees' income withholding and social security taxes) which have become due or payable or are required to be collected by either of the Sellers or are otherwise attributable to any periods ending on or before the Closing Date and all interest and penalties thereon, whether disputed or not, have been paid or will be paid in full or adequately reflected on the Balance Sheets or the Sellers' books and records in accordance with generally accepted accounting principles on or prior to the Closing Date. Except as set forth on SCHEDULE 2.24, all deposits required by law to be made by either of the Sellers with respect to employees' withholding taxes have been duly made, and as of the Closing Date all such deposits due will have been made. Each of the Sellers has delivered to the Buyer true and complete copies of all of its federal and state income tax returns for the tax years 1997 and 1996 and all reports and results of income tax audits, if any, related thereto. Except as set forth on SCHEDULE 2.24, no examination of any tax return of either of the Sellers is currently in progress. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any such tax return.

       SECTION 2.25 LITIGATION. Except as set forth on SCHEDULE 2.25, there is no (i) action, suit, claim, proceeding, or investigation pending or, to the best knowledge of the Sellers, threatened against or affecting either of the Sellers (whether or not such Seller is a party or prospective party thereto), at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding pending relating to either of the Sellers or (iii) governmental inquiry pending or threatened against or involving either of the Sellers, and there is no basis for any of the foregoing. Neither of the Sellers has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to the business, prospects, financial condition, operations, property or affairs of such Seller. There are no outstanding orders, writs, judgments, injunctions or decrees served upon the Sellers by any court, governmental agency or arbitration tribunal against either of the Sellers. There are no facts or circumstances which may result in institution of any action, suit, claim or legal, administrative or arbitration proceeding or investigation against, involving or affecting the either of Sellers or the transactions contemplated hereby. Neither of the Sellers is in default with respect to any order, writ, injunction or decrees known to or served upon it from any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. Except as disclosed on SCHEDULE 2.25, there is no action or suit by either of the Sellers pending or threatened against others.

       SECTION 2.26  ENVIRONMENTAL MATTERS.

              (a) COMPLIANCE. The Sellers and all Leased Parcels are in compliance with all applicable laws, rules, regulations, orders, ordinances, judgments and decrees of all governmental authorities with respect to all environmental statutes, rules and regulations. Except as set forth on
SCHEDULE 2.26, neither of the Sellers has received notice of, nor do the Sellers have knowledge of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans of the Sellers or the Sellers' predecessors, either collectively, individually or severally, which may interfere with or prevent continued compliance with, or which may give sure to any common law or legal liability or otherwise form the basis of any claim, action, suit, proceeding, hearing, or investigation, based on or related to the disposal, storage, handling, manufacture, processing, distribution, use, treatment or transport, or the emission, discharge, release or threatened release into the environment, of any Substance. As used in this Section 2.26, the term "Substance" or "Substances" shall mean any pollutant, contaminant, hazardous substance, hazardous material, hazardous waste or toxic waste, as defined in any presently enacted federal, state or local statute or any regulation that has been promulgated pursuant thereto. No part of any of the Leased Parcels has been listed or proposed for listing on the National Priorities List established by the United States Environmental Protection Agency, or any corresponding list by any state or local authorities.

              (b) ENVIRONMENTAL SUBSTANCE LIABILITY. No event has occurred or condition exists or operating practice is being employed that could give rise to liability on the part of the Sellers, either at the present time or in the future, for any losses, liabilities, damages (whether consequential or otherwise), settlements, penalties, interest, expenses and costs of responses, including any such liability on account of the right of any governmental or private entity or person, and including closure expenses, costs of assessment, containment, removal, or response (other than monitoring or transportation or disposal of materials required to be transported or disposed of in the ordinary course of business consistent with past practice) arising under any rule of federal, state or local statute, or any regulation that has been promulgated pursuant thereto, or common law, as a result of or in connection with, or alleged to be as a result of or in connection with, the following (collectively the "Hazardous Activities"):

       (1) the handling, storage, use, transportation or disposal of any Substances in or near or from the Leased Parcels;

       (2) the handling, storage, use, transportation or disposal of any Substances by either of the Sellers or its predecessors which Substances were a product, by-product or otherwise resulted from the operations conducted by or on behalf of the Sellers or its predecessors;

       (3) any intentional or unintentional emission, discharge or release of any Substances in or near from facilities into or upon the air, surface water, ground water or land or any disposal, handling, manufacturing, processing, distribution, use, treatment, or transport of such Substances in or near or from facilities by or on behalf of the Sellers or its predecessors; or

       (4) the presence of any toxic or hazardous building materials (including but not limited to friable asbestos or similar substances) in any facilities if the Sellers, including but not limited to the inclusion of such materials in the exterior and interior walls, floors, ceilings, tile, insulation or any other portion of building structures.

              (c) ENVIRONMENTAL PERMITS. Each of the Sellers has obtained and hodls all registrations, permits, licenses, and approvals issued by or on behalf of any federal, state or local governmental body or agency if any ("Environmental Permits") that are required in connection with the operation by the Sellers of the Leased Parcels, the discharge or emission of Substances by the Sellers from the Leased Parcels or the generation, treatment, storage, transportation, or disposal of any such Substances by the Sellers. Such Environmental Permits, which are described on SCHEDULE 2.26, are currently effective and sufficient for the operation of the Leased Parcels and the business of the Sellers as currently conducted and intended to be conducted. The Sellers is in compliance with all terms and conditions of the Environmental Permits, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in those laws or provisions or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder and applicable to Sellers.

              (d) DELIVERIES. The Sellers have delivered to the Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by either of the Sellers pertaining to Substances or Hazardous Activities in, on, or under the Leased Parcels or concerning compliance by either of the Sellers or any other Person for whose conduct they are or may be held responsible, with environmental statutes, rules and regulations.

       SECTION 2.27  BROKER'S OR FINDER'S FEES.  Except as set forth on
SCHEDULE 2.27, no agent, broker, person or firm acting on behalf of either of the Sellers is, or will be, entitled to any commission or broker's or finder's fees from of either of the Sellers or from any person controlling, controlled by or under common control with either of the Sellers in connection with any of the transactions contemplated herein.

       SECTION 2.28  YEAR-2000 COMPLIANCE.

              (a) SCHEDULE 2.28 contains a true and complete list of all Systems (as hereinafter defined), and each System is Year-2000 Compliant (as hereinafter defined) to the extent indicated on SCHEDULE 2.28.

              (b) As used throughout this Agreement, the following definitions shall have the following meanings:

       (1) "External Systems" shall mean all services which are provided to Sellers by third parties and which are dependent on information technology, including, but not limited to, any external payroll, accounting, or tax filing services or any checking, savings, or other financial services.

       (2) "Internal Systems" shall mean all technology products and systems generally operated or controlled in-house by Sellers, or its employees, agents, or independent contractors including, but not limited to, computers, computer networks, telephone systems, voice mail systems, intercom systems, pager systems, and software applications.

       (3) "Licensed Systems" shall mean all products and systems developed by or for Sellers which are licensed, sold, distributed, or otherwise transferred by Sellers to third parties.

       (4) "System" or "Systems" shall mean any, all or any combination of any Internal System, External System, or Licensed System.

       (5) "Year-2000 Compliant" shall mean, with respect to each System, that such System is designed to be used before, during, and after the calendar year 2000 A.D. and will accurately accept date input and process, store, and output date data and date-related data, including, without limitation, calculating, comparing, sorting and sequencing such data and calculating leap years before, during and after the calendar year 2000 A.D. without any manual intervention.

       SECTION 2.29 INVENTORY. All inventory of each of the Sellers, whether or not reflected in the financial statements or Balance Sheets, consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the financial statements or the Balance Sheets, as the case may be (the "Inventory"). All inventory not written off have been priced at the lower of cost or market on a first in, first out basis. The quantities of each item of Inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Sellers.

       SECTION 2.30 ACCOUNTS RECEIVABLE. The accounts receivable and other debts due or recorded in the respective records and books of account of the Sellers as being due to the Sellers as of the Effective Time, all of which are set forth on SCHEDULE 2.30 (the "Accounts Receivable"), arose in the ordinary course of business of the Sellers, are not subject to any counterclaim or set-off and, except for notes receivables from sales representatives approximating an aggregate of $183,097.19 which are not reflected on the balance sheets, but are fully collectible within 120 days after the Effective Date without resort to litigation and without offset or counterclaim.

       SECTION 2.31 DISCLOSURE. All Documents delivered or to be delivered by or on behalf of either of the Sellers in connection with this Agreement and the transactions contemplated hereby are true, complete and correct in all material respects. Neither this Agreement, nor any of the other Documents contains any untrue statement of a material fact or omits a material fact necessary to make the statements made by either of the Sellers herein or therein, in light of the circumstances in which made, not misleading. There is no fact known to either of the Sellers which materially and adversely affects the business, prospects or financial condition of either of the Sellers or their respective properties or assets, which has not been set forth in the Documents.

              ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF THE BUYER

       As an inducement to the Sellers to enter into this Agreement and to consummate the transactions contemplated hereby, the Buyer represents and warrants to the Sellers as follows:

       SECTION 3.1 ORGANIZATION. The Buyer is a Delaware corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to transact business as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse impact on the Buyer's ability to purchase the Business pursuant to this Agreement and perform its obligations under this Agreement.

       SECTION 3.2 CORPORATE POWER AND AUTHORITY. The Buyer has the corporate power and authority to execute, deliver and perform this Agreement and the other Documents. The execution, delivery and performance of the Documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by all necessary corporate action of the Buyer. The Documents to be executed and delivered by the Buyer have been duly executed and delivered by, and constitute the legal, valid and binding obligation of the Buyer enforceable against the Buyer in accordance with their terms.

       SECTION 3.3 VALIDITY, ETC. Neither the execution and delivery by the Buyer of this Agreement and the other Documents, the consummation by the Buyer of the transactions contemplated hereby or thereby, nor the performance by the Buyer of this Agreement and such other agreements in compliance with the terms and conditions hereof and thereof will (i) violate, conflict with or result in any breach of any trust agreement, articles of incorporation, bylaw, judgment, decree, order, statute or regulation applicable to the Buyer, (ii) violate, conflict with or result in a breach of or default (or give rise to any right of termination, cancellation or acceleration) under any law, rule or regulation or any judgment, decree, order, governmental permit, license or order or any of the terms, conditions or provisions of any mortgage, indenture, note, license, agreement or other instrument to which the Buyer is a party, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer.

       SECTION 3.4 BROKER'S OR FINDER'S FEE. No agent, broker, person or firm acting on behalf of the Buyer is, or will be, entitled to any commission or broker's or finder's fees from the Buyer, or from any person controlling, controlled by or under common control with the Buyer, in connection with any of the transactions contemplated herein.

       SECTION 3.5 DISCLOSURE STATEMENT. Buyer's Disclosure Statement, dated February 25, 1999 and supplemented on March 19, 1999, which has been previously delivered to the Sellers is true, complete and correct in all material respects.

       SECTION 3.6 DISCLOSURE. All Documents delivered or to be delivered by or on behalf of the Buyer in connection with this Agreement and the transactions contemplated hereby are true, complete and correct. Neither this Agreement, nor any of the other Documents contains any untrue statement of a material fact or omits a material fact necessary to make the statements made by the Buyer herein or therein, in light of the circumstances in which made, not misleading. There is no fact known to the Buyer which may have a material adverse effect on the Buyer's ability to pay its obligations under this Agreement, which has not been set forth in the Documents.

                        ARTICLE IV.  COVENANTS AND AGREEMENTS

       SECTION 4.1 BEST EFFORTS. Each of the Sellers and the Buyer shall each use its best efforts to procure upon reasonable terms and conditions all consents and approvals, completion of all filings, all registrations and certificates, and satisfaction of all other requirements prescribed by law which are necessary for the consummation of the transactions contemplated by this Agreement and the Buyer's ownership and operation of the Sellers' Business after the Closing Date.

       SECTION 4.2 TAX RETURNS. Each of the Sellers shall prepare and timely file, at its sole expense, all of its required tax returns for all periods ending on or prior to the Effective Date. Each of the Sellers shall be responsible for the payment of, and will indemnify, defend and hold the Buyer harmless against all taxes due or assessed which relate to the operations of the Business for all periods ending on or prior to the Effective Date.

       SECTION 4.3 PAYMENT OF LIABILITIES. Except for the Assumed Liabilities, each of the Sellers shall pay and satisfy in full all of its other obligations and liabilities, of any nature whatsoever, which accrue prior or subsequent to the Effective Date.

       SECTION 4.4 EMPLOYEES. The Buyer and the Sellers have determined in good faith that the closing of the transactions contemplated by this Agreement will not result in an "employment loss" within the meaning of the Workers Adjustment Retraining and Notification Act, 29 U.S.C. Section 2101 ET SEQ (the "Warn Act"). The Sellers have made all of their employees available to be hired by the Buyer. Notwithstanding the foregoing and except as otherwise set forth in this Agreement, the Buyer shall be under no obligation to hire any such employees. The Buyer and the Sellers understand and acknowledge that each is an employer subject to the Warn Act. The Sellers shall be responsible for any Warn Act violations based on or arising from acts, events or omissions prior to the Closing, and the Buyer shall be responsible for any Warn Act violations based on or arising from acts, events or omissions after the Closing. At the Closing, each of the Sellers shall provide to the Buyer a list of all employees or former employees terminated by such Seller during the ninety (90) day period prior to the Closing. The Buyer represents and warrants that during the first ninety (90) days after the Closing it will not terminate any employee or employees whose termination would, in the aggregate with terminations by the Sellers during the ninety (90) day period prior to the Closing, result in a violation of the Warn Act. Nothing herein shall be deemed either to affect or to limit in any way the management prerogatives of the Buyer with respect to employees, or to create or to grant to such employees any third party beneficiary rights or claims or causes of action of any kind or nature.

       SECTION 4.5   SPECIAL PROVISIONS REGARDING EMPLOYEES OF THE SELLERS.

              (a) NEW EMPLOYEES OF THE BUYER. It is the intention of the Buyer, and the Sellers hereby acknowledge and agree with such position, that any employees of either of the Sellers that the Buyer hires will be new employees of the Buyer as of the Effective Date or the date of hire, whichever is later. Such new employees shall be entitled only to such compensation and employee benefits as are agreed to by such employees and the Buyer or as are otherwise provided by the Buyer, in its sole discretion.

              (b) HIRING OF EMPLOYEES. The Buyer will use its reasonable efforts to hire the existing employees of the Sellers engaged in the Business in connection with its purchase of the Transferred Assets; provided, however, that the Buyer shall be entitled to review employee records, conduct employee interviews and employee screening procedures used by the Buyer in its business, and may refuse to offer employment to any employee of the Sellers if such employee fails to meet the hiring criteria of the Buyer.

              (c) NO CONTRIBUTIONS. After the Closing, neither of the Sellers shall make any contributions to any Employee Plan on behalf of any former employee or independent contractor of either of the Sellers who is employed by the Buyer after the Closing.

              (d) COBRA ISSUES. The Buyer shall be a successor employer of the Sellers solely for the purposes of providing continuation coverage to the extent required under Code Section 4980B and ERISA Section 601 to individuals receiving such continuation coverage on the Effective Date and individuals qualifying (or who would otherwise qualify but for this Section 4.5) for such coverage commencing on or after the Effective Date. The Sellers shall be liable for any and all liabilities, costs, expenses and fees whatsoever arising under Code Section 4980B and ERISA Section 601 before the Effective Date.

       SECTION 4.6 CONSENTS OF LANDLORDS. Within thirty (30) days following closing, Sellers shall have obtained the consent of the landlords to the assignment of the Leases to Buyer or its affiliate.

                  ARTICLE V.  CONDITIONS TO THE BUYER'S OBLIGATIONS

       The obligations of the Buyer to make deliveries to the Sellers pursuant to Section 1.2 and 1.3 hereof and to consummate the other transactions contemplated hereby is subject to the satisfactions, on or before the Closing Date, of the following conditions each of which may be waived by the Buyer in its sole discretion:

       SECTION 5.1 CONSENTS. Except for the landlord consents provided for in Section 4.6 or except as set forth on SCHEDULE 5.1, all requisite governmental approvals identified on and consents of third parties identified on such schedule or otherwise identified by the Sellers as required to be received to prevent any material license, permit or agreement relating to the Business from terminating prior to its scheduled termination, as a result of the consummation of the transactions contemplated hereby, shall have been obtained and all permits listed in SCHEDULE 2.15 shall have been transferred or reissued to the Buyer.

       SECTION 5.2 OPINION OF COUNSEL TO SELLERS. The Buyer shall have received from Jonathan D. Kron, counsel to the Sellers, an opinion, dated as of the Closing Date, in form and substance reasonably satisfactory to the Buyer, and to the following effect:

              (a) Thermo-Shield Company, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois. Thermo-Shield of America (Wisconsin), Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin. The nature of the Business or the Transferred Assets does not require the Sellers to be licensed or qualified in any other jurisdiction;

              (b) Each of the Sellers has the corporate power and authority to own and hold its properties and to carry on its business as now conducted. Each of the Sellers has the corporate power and authority to execute, deliver and perform the Agreement and the other Documents. The execution, delivery and performance of the Agreement and the other Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by all necessary corporate action of the Sellers. The Agreement and each of the other Documents to be executed and delivered by the Sellers have been duly executed and delivered by, and constitute the legal, valid and binding obligations of the Sellers, enforceable against the Sellers in accordance with their terms;

              (c) There is no (i) action, suit, claim, proceeding or investigation pending or, to the best knowledge of Counsel, threatened against or affecting the Sellers (whether or not the Sellers is a party or prospective party thereto), at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding pending relating to the Sellers or (iii) governmental inquiry pending or threatened against or involving the Sellers, and, to the best knowledge of counsel, there is no basis for any of the foregoing. The Sellers has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to the business, prospects, financial condition, operations, property or affairs of the Sellers. There are no outstanding orders, writs, judgments, injunctions or decrees served upon the Sellers by any court, governmental agency or arbitration tribunal against the Sellers. To the best knowledge of counsel, there are no facts or circumstances which may result in institution of any action, suit, claim or legal, administrative or arbitration proceeding or investigation against, involving or affecting the Sellers or the transactions contemplated hereby. The Sellers is not in default with respect to any order, writ, injunction or decree known to or served upon it from any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.
There is no action or suit by the Sellers pending or threatened against others;

              (d) The execution and delivery of this Agreement and the other Documents, the consummation of the transactions contemplated hereby and thereby, and the performance of the Agreement and such other agreements in compliance with the terms and conditions hereof and thereof by the Sellers will not (i) violate, conflict with or result in any breach of any trust agreement, articles of incorporation, bylaw, judgment, decree, order, statute or regulation applicable to the Sellers, (ii) violate, conflict with or result in a breach, default or termination or give rise to any right of termination, cancellation or acceleration of the maturity of any payment date of any of the obligations of the Sellers or increase or otherwise affect the obligations of the Sellers under any law, rule, regulation or any judgment, decree, order, governmental permit,, license or order or any of the terms, conditions or provisions of any mortgage, indenture, note, license, agreement or other instrument or obligation related to the Sellers or to the Sellers' ability to consummate the transactions contemplated hereby or thereby, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained in writing and provided to the Buyer, (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Sellers or (iv) result in the creation of any Claim upon the Transferred Assets; and

              (e) The Bills of Sale convey all right, title and interest in and to the Transferred Assets.

       SECTION 5.3 CHANGE OF CORPORATE NAME. Thermo-Shield Company, Inc. shall amend its Articles of Incorporation to change its name to a name other than "Thermo-Shield Company, Inc." Thermo-Shield of America (Wisconsin), Inc. shall amend its Articles of Incorporation to change its name to a name other than "Thermo-Shield of America (Wisconsin), Inc. The Sellers shall deliver to the Buyer at the Closing, an executed copy of such Amendment to the Articles of Incorporation, and any such other documents or consents needed to effectuate such change in name, for filing with the Office of the Illinois or Wisconsin Secretary of State, as applicable.

       SECTION 5.4 THERMO-ROSE CORPORATE DOCUMENTS. Inconsistencies between the shareholder records and the Shareholder Agreement of Thermo-Rose Manufacturing Co., Inc. shall be resolved to reflect that Thermo-Shield Company, Inc. rather than Joel Kron is the owner of 50% of the common stock of Thermo-Rose Manufacturing Co., Inc.

       SECTION 5.5 SELLERS' EMPLOYMENT RECORDS. Sellers shall have in their possession and available for inspection by Buyer at Buyer's request, I-9s and W-4s for each current employee of the Sellers.

       SECTION 5.6 AMENDMENT TO GLENN AVENUE LEASE. Thermo-Shield Company, Inc. shall have entered into the Amendment to Lease attached hereto as EXHIBIT G.

       SECTION 5.7 THERMO-SHIELD TRANSACTIONS. The transactions contemplated in the Stock Purchase Agreement shall have closed simultaneously with the transactions contained herein.

       SECTION 5.8 CLOSING DOCUMENTS. The Sellers shall have delivered all of the resolutions, certificates, documents and instruments required by this Agreement.

       SECTION 5.9 APPROVAL OF THE BUYER AND ITS COUNSEL. All actions, proceedings, consents, instruments and documents required to be delivered by, or at the behest of direction of, the Sellers hereunder or incident to its performance hereunder, and all other related matters, shall be reasonably satisfactory as to form and substance to the Buyer and its counsel.

                 ARTICLE VI.  CONDITIONS TO THE SELLERS' OBLIGATIONS

              The obligation of the Sellers to transfer the Transferred Assets to the Buyer and to consummate the other transactions contemplated hereby is subject to the satisfaction, on or before the closing date, of the following conditions, each of which may be waived by the Sellers in its sole discretion:

       SECTION 6.1 OPINION OF STITES & HARBISON. The Sellers shall have received from Stites & Harbison, counsel to the Buyer, an opinion dated as of the Closing Date, in form and substance reasonably satisfactory to the Sellers, and the following effect:

              (a) The Buyer is a Delaware corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to transact business as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse impact on the Buyer's ability to pay its obligations under this Agreement;

              (b) The Buyer has the corporate power and authority to execute, deliver and perform the Agreement and the other Documents. The execution, delivery and performance of the Agreement and the other Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly executed and delivered by the Buyer and constitute the legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their terms; and

              (c) The execution and delivery of the Agreement and the other Documents, the consummation of the transactions contemplated hereby and thereby, and the performance of the Agreement and such other agreements in compliance with the terms and conditions hereof and thereof by the Buyer will not (i) violate, conflict with or result in a breach of or default (or give rise to any right of termination, cancellation, or acceleration) under any law, rule or regulation or any judgment, decree, order, governmental permit, license or order or any of the terms, conditions or provisions of any mortgage, indenture, note, license, agreement or other instrument to which the Buyer is a party, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer.

       SECTION 6.2 THERMO-SHIELD TRANSACTIONS. The transactions contemplated in the Stock Purchase Agreement shall have closed simultaneously with the transactions contained herein.

       SECTION 6.3 CLOSING DOCUMENTS. The Buyer shall have delivered all of the resolutions, certificates, documents and instruments required by this Agreement.

       SECTION 6.4 APPROVAL OF THE SELLERS AND ITS COUNSEL. All actions, proceedings, consents, instruments and documents required to be delivered by, or at the behest or direction of, the Buyer hereunder or incident to its performance hereunder, and all other related matters, shall be reasonably satisfactory as to form and substance to the Sellers and its counsel.

               ARTICLE VII.  THE CLOSING AND CERTAIN CLOSING DELIVERIES

       SECTION 7.1 TIME AND PLACE OF CLOSING. Upon the terms and subject to the satisfaction of waiver of the conditions contained in this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing') shall take place at the offices of Stites & Harbison, 400 West Market Street, Suite 1800, Louisville, Kentucky on the date hereof (the "Closing Date"). The transactions contemplated by this Agreement shall be effective as of the close of business (the "Effective Time") on March 1, 1999 (the "Effective Date").

       SECTION 7.2 DELIVERIES BY THE SELLERS. At the Closing, the Sellers will deliver or cause to be delivered to the Buyer the following:

              (a) All required consents of third parties to the sale, conveyance, transfer, assignment and delivery of the Transferred Assets and Business of the Sellers hereunder;

              (b) A certificate of the President of the Sellers certifying as of the Closing Date, (i) a true, correct and complete copy of the Certificate of Incorporation of the Sellers and all amendments thereto as in effect on the Closing Date; (ii) a true, correct and complete copy of the bylaws of the Sellers and all amendments thereto as in effect on the Closing Date; (iii) a true, correct, and complete copy of the resolutions approved and adopted by the Sellers' Board of Directors and Shareholders authorizing and approving the execution, performance and delivery of this Agreement and the transactions contemplated by this Agreement; (iv) Good Standing Certificate from the Illinois Secretary of State and the Wisconsin Secretary of State and all other jurisdictions where the Sellers is qualified to do business; and (v) the incumbency of the duly authorized offers of the Sellers.

              (c) The affidavit of the Sellers certifying as to its non-foreign status in accordance with Section 1445(b)(2) of the Code;

              (d)    The Bills of Sale required by Section 1.1(c);

              (e)    The Assignment and Assumption Agreements required by
Section 1.1(c);

              (f)    The Lease Assignments required by Section 1.1(c);

              (g) The Security Agreements and the Membership Pledge Agreements required by Section 1.2;

              (h) The opinion of the Sellers' counsel required by Section 5.2 above;

              (i) Duly executed Amendment to the Articles of Incorporation of each of the Sellers and withdrawal of assumed trade names as required by
Section 5.3 above;

              (j) Copies of the stock records of Thermo Rose as required by Section 5.4;

              (k)    The I-9s and W-4s required by Section 5.5;

              (l)    The Amendment to Lease required by Section 5.6;

              (m) All other documents, instruments and writings requiring to be delivered by the Sellers at or prior to the Closing Date pursuant to this Agreement or otherwise required in connection herewith.

       SECTION 7.3 DELIVERIES BY THE BUYER. At the Closing, the Buyer will deliver the following to or for the account of the Sellers or certain of its employees, as the case may be:

              (a)    The Promissory Note required by Section 1.2 above;

              (b)    The Assignment and Assumption Agreements required by
Section 1.3;

              (c)    The Lease Assignments required by Section 1.3;

              (d) The Security Agreements and the Membership Pledge Agreements required by Section 1.2;

              (e)    The Opinion of the Buyer's counsel required by Section
6.1 above;

              (f) A certificate of an officer of the Buyer certifying as of the Closing Date (i) a true, correct and complete copy of the Articles of Incorporation of the Buyer and all amendments thereto as in effect on the Closing Date; (ii) a true, correct and complete copy of the bylaws of the Buyer and all amendments thereto as in effect on the Closing Date; (iii) a true, correct and complete copy of the resolutions approved and adopted by the Board of Directors of the Buyer authorizing the transactions contemplated herein; and (iv) Good Standing Certificate from the Delaware Secretary of State; and

              (g) All other documents, instruments and writings required to be delivered by the Buyer at or prior to the Closing Date pursuant to this Agreement or otherwise required in connection herewith.

                              ARTICLE VIII.  TERMINATION


                              [INTENTIONALLY OMITTED]


                            ARTICLE IX.   INDEMNIFICATION

       SECTION 9.1 SURVIVAL. All representations and warranties in this Agreement and the other Documents shall survive the Closing of the purchase of the Transferred Assets contemplated hereby and any investigation at anytime made by or on behalf of any party for a period of three years and all such representations and warranties shall expire on the third anniversary of the Closing Date, except that (a) claims, if any, asserted in writing prior to such third anniversary identified as a claim for indemnification pursuant to this Article IX shall survive until finally resolved and satisfied in full; (b) any Year-2000 Indemnification Obligations (as hereinafter defined) shall survive until February 1, 2003 and until finally resolved and satisfies in full if asserts on or prior to February 1, 2003; and (c) tax or environmental claims arising from a breach of Section 2.24 or Section 2.26, respectively, shall survive for the full period of the applicable statute of limitations, and until finally resolved and satisfied in full if asserted on or prior to the expiration of any such period. The representations and warranties shall not be affected or otherwise diminished by any investigation at any time by or on behalf of the party for whose benefit such representations and warranties were made.

       SECTION 9.2 INDEMNIFICATION BY THE SELLERS. Subject to the terms herein, the Sellers shall indemnify, defend and hold the Buyer and the respective officers, directors, and employees of the Buyer, and their successors and assigns (the "Sellers' Indemnitees") harmless from, against and with respect to any claim, liability, obligation, loss, damage, assessment, judgment, cost or expense of any kind or character, including reasonable attorneys' fees (the "Damages"), arising out of or in any manner incident, relating or attributable to:

              (a) Any inaccuracy in any representation or breach of any warranty of the Sellers contained in this Agreement;

              (b) Any failure by the Sellers to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by it under this Agreement, except to the extent such failure to perform or observe is due to the Buyer's actions;

              (c) Reliance by the Buyer on any books or records of the Sellers or written information furnished to the Buyer pursuant to this Agreement by or on behalf of the Sellers in the event that such books and records or written information are false or materially inaccurate; or

              (d) Liabilities or obligations of, or claims against, the Buyer (whether absolute, accrued, contingent or otherwise) relating to, or arising out of, the operation of the Business prior to the Closing Date or facts and circumstances relating specifically to the Business, the Leased Parcels, or the Sellers existing at or prior to the Closing Date, including but not limited to matters set forth on SCHEDULE 2.25, whether or not such liabilities, obligations or claims were known on such date, excluding only the Assumed Liabilities.

              (e) Any amounts due ThermoView in connection with Joel Kron's or Jonathan Kron's obligations under the Stock Purchase Agreement, including without limitation, Section 9.2.

       Provided, however, the Sellers' Indemnitees shall not be entitled to indemnification or offset hereunder until Damages under this Agreement and the Stock Purchase Agreement in the aggregate exceed $50,000 and then only to the extent of aggregate Damages in excess of $50,000; provided further, however, this limitation or "basket" shall not apply to any Damages arising in connection with the representations and warranties with respect to taxes and litigation as set forth in Sections 2.24 and 2.25 hereof, respectively.

       SECTION 9.3 NOTICE TO THE SELLERS, ETC. If any of the matters as to which the Sellers' Indemnitees are entitled to receive indemnification under
Section 9.2 should entail litigation with or claims asserted by parties other than the Sellers, the Sellers shall be given prompt notice thereof and shall have the right, at his expense, to control such claim or litigation upon prompt notice to the Buyer of his election to do so. To the extent requested by the Sellers, the Buyer, at its expense, shall cooperate with and assist the Sellers, in connection with such claim or litigation. The Sellers shall have final authority to determine all matters in connection with such claim or litigation; PROVIDED, HOWEVER, that the Sellers shall not settle any third-party claim without the consent of the Buyer, which shall not be unreasonably denied or delayed.

       SECTION 9.4 INDEMNIFICATION BY THE BUYER. The Buyer shall indemnify, defend and hold the Sellers and its successors and assigns (the "Buyer's Indemnitees") harmless from, against and with respect to any claim, liability, obligation, loss, damage, assessment, judgment, cost or expense of any kind or character, including reasonable attorneys' fees (the "Damages"), arising out of or in any manner incident, relating or attributable to:

              (a) Any inaccuracy in any representation or breach of warranty of the Buyer contained in this Agreement;

              (b) Any failure by the Buyer to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by it under any of the Documents;

              (c) Reliance by the Sellers on any books or records of the Buyer or reliance by the Sellers on any written information furnished to the Sellers pursuant to this Agreement by or on behalf of the Buyer in the event that such books and records or written information are false or inaccurate;

              (d) The failure of the Buyer to pay or perform the Assumed Liabilities, Contracts and Leases subsequent to the Closing Date; or

              (e) Liabilities or obligations of, or claims against, the Sellers (whether absolute, accrued, contingent or otherwise) relating to, or arising out of, the operation of the Business subsequent to the Closing Date.

       Provided, however, the Buyer's Indemnitees shall not be entitled to indemnification hereunder until Damages in total exceed $50,000 and then only to the extent of aggregate damages in excess of $50,000.

       SECTION 9.5 NOTICE TO BUYER, ETC. If any of the matters as to which the Buyer's Indemnitees are entitled to receive indemnification under Section
9.4 should entail litigation with or claims asserted by parties other than the Buyer, the Buyer shall be given prompt notice thereof and shall have the right, at its expense, to control such claim or litigation upon prompt notice to the Sellers of its election to do so. To the extent requested by the Buyer, the Sellers, at his expense, shall cooperate with and assist the Buyer, in connection with such claim or litigation. The Sellers shall have the right to appoint, at its expense, single counsel to consult with and remain advised by the Buyer in connection with such claim or litigation. The Buyer shall have final authority to determine all matters in connection with such claim or litigation; PROVIDED,

HOWEVER, that the Buyer shall not settle any third-party claim without the consent of the Sellers, which shall not be unreasonably denied or delayed.

       SECTION 9.6 SURVIVAL OF INDEMNIFICATION. The obligations to indemnify and hold harmless pursuant to this Article IX shall survive the Closing of the purchase of the Transferred Assets contemplated hereby for a period of three years, notwithstanding any investigation at any time made by or on behalf of any party, except that (a) claims, if any, asserted in writing prior to such third anniversary identified as a claim for indemnification pursuant to this Article IX shall survive until finally resolved and satisfied in full; (b) any Year-2000 Indemnification Obligations (as hereinafter defined) shall survive until February 1, 2003 and until finally resolved and satisfied in full if asserted on or prior to February 1, 2003; and (c) tax or environmental claims arising from a breach of Section
2.24 or Section 2.26, respectively, shall survive for the full period of the applicable statute of limitations, and until finally resolved and satisfied in full if asserted on or prior to the expiration of any such period. As used in this Article IX, the term "Year-2000 Indemnification Obligations" shall mean Sellers' obligation to indemnify, defend and hold the Sellers' Indemnitees harmless from, against and with respect to any Damages arising out of or in any manner incident, relating or attributable to (i) any claim or allegation that any Licensed System is not Year-2000 Compliant and (ii) any claim arising from a breach of Section 2.28.

       SECTION 9.7 OFFSET. The Sellers acknowledges and agrees that the Buyer shall be entitled to offset any indemnity claim under Section 9.2, including without limitation indemnity claims arising under the Stock Purchase Agreement pursuant to Section 9.2(e), against any payment due to the Sellers under Section 1.2 hereof or any payment due under the Stock Purchase Agreement at the Buyer's sole option.

                              ARTICLE X.  MISCELLANEOUS

       SECTION 10.1 KNOWLEDGE OF THE SELLERS. Where any representation or warranty contained in this Agreement is expressly qualified by reference to the best knowledge of the Sellers, the Sellers confirms that it has made due and diligent inquiry of its President as to the matters that are the subject of such representation and warranty.

       SECTION 10.2 KNOWLEDGE OF THE BUYER. Where any representation or warranty contained in this Agreement is expressly qualified by reference to the best of knowledge of the Buyer, the Buyer confirms that it has made due and diligent inquiry of its President as to the matters that are the subject of such representations and warranties.

       SECTION 10.3 "PERSON" DEFINED. "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or other department or agency thereof.

       SECTION 10.4 NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand,
(ii) sent by recognized overnight courier, (iii) made by telecopy or facsimile transmission, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.

       If to the Buyer:

              ThermoView Industries, Inc.
              1101 Herr Lane
              Louisville, Kentucky 40222
              Attn:  Stephen A. Hoffman,
                     Chief Executive Officer
              Fax No. (502) 425-5603


              With a copy  to:

              Stites & Harbison
              400 W. Market Street, Suite 1800
              Louisville, Kentucky 40202
              Attn:  Ralston W. Steenrod, Esq.
              Fax No. (502) 587-6391

       If to the Sellers:

              Thermo-Shield Company, Inc.
              661 Glenn Avenue
              Wheeling, Illinois 60090
              Attn:  Joel S. Kron

       With a copy to:

              Jonathan D. Kron, Esq.
              6238 Pine Tree Drive
              Long Grove, Illinois 60090

All notices, requests, consents and other communications hereunder shall be deemed to have been given (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, (iii) if made by telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, or (iv) if sent by registered or certified mail, on the fifth business day following the day such mailing is sent. The address of any party herein may be changed at any time by written notice to the parties.

       SECTION 10.5 ENTIRE AGREEMENT. This Agreement and the other Documents embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings relating to the subject matter hereof. No statements, representation, warranty, covenant or agreement of any kind not expressly set forth in the other Documents shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

       SECTION 10.6 MODIFICATIONS AND AMENDMENTS. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

       SECTION 10.7 ASSIGNMENT/BINDING EFFECT. Neither this Agreement, nor any right hereunder, may be assigned by any of the parties hereto without the prior written consent of the other parties, provided, however, that the Buyer may assign its rights to acquire the Transferred Assets to one or more of its affiliates. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

       SECTION 10.8 PARTIES IN INTEREST. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

       SECTION 10.9 GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the internal laws of the State of Illinois without giving effect to the conflict of law principles thereof.

       SECTION 10.10 ARBITRATION. Any dispute or difference between the parties hereto arising out of or relating to this Agreement shall be finally settled by arbitration in accordance with the Commercial Rules of the American Arbitration Association by a panel of three qualified arbitrators. The Sellers and the Buyer shall each choose an arbitrator and the third shall be chosen by the two so chosen. If either the Sellers or the Buyer fails to choose an arbitrator within 30 days after notice of commencement of arbitration or if the two arbitrators fail to choose a third arbitrator within 30 days after their appointment, the American Arbitration Association shall, upon the request of any party to the dispute or difference, appoint the arbitrator or arbitrators to constitute or complete the panel as the case may be. Arbitration proceedings hereunder may be initiated by either the Sellers or the buyer making a written request to the American Arbitration Association, together with any appropriate filing fee, at the office of the American Arbitration Association in Chicago, Illinois. All arbitration proceedings shall be held in Chicago, Illinois. Any order or determination of the arbitral tribunal shall be final and binding upon the parties to the arbitration and may be entered in any court having jurisdiction.

       SECTION 10.11 SEVERABILITY. In the event that any arbitral tribunal of competent jurisdiction shall finally determine that any provision, or any portion thereof, contained in this Agreement shall be void or unenforceable in any respect, then such provision shall be deemed limited to the extent that such arbitral tribunal determines it enforceable, and as so limited shall remain in full force and effect. In the event that such arbitral tribunal shall determine any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

       SECTION 10.12 INTERPRETATION. The parties hereto acknowledge and agree that: (i) the rule of construction to the effect that ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement, and (ii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

       SECTION 10.13 HEADINGS AND CAPTIONS. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect, or be considered in construing or interpreting the meaning or construction of any of the terms or provisions hereof.

       SECTION 10.14 RELIANCE. The parties hereto agree that, notwithstanding any right of any party to this Agreement to investigate the affairs of any other party to this Agreement, the party having such right to investigate shall have the right to rely fully upon the representations and warranties of the other party expressly contained herein.

       SECTION 10.15 EXPENSES. Each party shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) incurred in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

       SECTION 10.16 GENDER. All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or entity or the context may require.

       SECTION 10.17 PUBLICITY. Except by the mutual agreement between the Sellers and the Buyer, no party shall issue any press release or otherwise make any public statement with respect to the execution of, or the transactions contemplated by, this Agreement except as may be required by law.

       SECTION 10.18 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       IN WITNESS WHEREOF, the Buyer and the Sellers have each caused this Agreement to be executed by its duly authorized officer all as of the day and year first above written.

                                Buyer:


                                          THERMOVIEW INDUSTRIES, INC.

                                          By:     /s/ Nelson E. Clemmens
                                             ---------------------------------

                                          Title:  President
                                                ------------------------------

                                Sellers:

                                          THERMO-SHIELD COMPANY, INC.

                                          By:      /s/ Joel S. Kron
                                             ---------------------------------
                                          Title:   President
                                                ------------------------------

                                          THERMO-SHIELD OF AMERICA
                                          (WISCONSIN) INC.

                                          By:     /s/ Joel S. Kron
                                             ---------------------------------
                                          Title:  President
                                                ------------------------------






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